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Exhibit 5.1

    June 3, 2014

                CONSENT OF INDEPENDENT AUDITOR

    We hereby consent to the incorporation by reference in the registration statement on Form F-10 dated June 3, 2014 (the "registration statement") of Suncor Energy Inc. of our report to the shareholders of Suncor Energy Inc. dated February 28, 2014 on the consolidated balance sheets of Suncor Energy Inc. as at December 31, 2013, December 31, 2012 and January 1, 2012 and the consolidated statements of comprehensive income, changes in equity and cash flows for each of the years in the two-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting of the Suncor Energy Inc. as of December 31, 2013, which appears in Suncor Energy Inc.'s Annual Report on Form 40-F for the year ended December 31, 2013. We also consent to the reference to us under the heading "Experts" in the base shelf prospectus contained in such registration statement.

    Chartered Accountants

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  Exhibit 5.1
CONSENT OF INDEPENDENT AUDITOR